UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 27, 2024
Date of Report (date of earliest event reported)

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey	001-37565		98-1057807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

No. 4 The Forum, Grenville Street	St. Helier	Jersey	JE2 4UF
(Address of Principal Executive Offices)			(Zip Code)
+44 (0) 15 3475 6700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure

On March 27, 2024, NovoCure Limited (the "Company" or "Novocure"), issued a press release announcing that its phase 3 METIS clinical trial trial met its primary endpoint, demonstrating a statistically significant improvement in time to intracranial progression for adult patients treated with Tumor Treating Fields (TTFields) therapy and supportive care compared to supportive care alone in the treatment of patients with 1-10 brain metastases from non-small cell lung cancer (NSCLC) following stereotactic radiosurgery (SRS).Preliminary analyses of key secondary endpoints (time to neurocognitive failure, overall survival, and radiological response rate) did not demonstrate statistical significance. Certain secondary endpoints showed positive trends in favor of treatment with TTFields therapy, including time to distant progression and quality of life. Full analysis of secondary endpoints is ongoing. Novocure intends to submit these data to regulatory authorities. Novocure also intends to publish these findings in a peer-reviewed scientific journal and share them at an upcoming scientific congress.
METIS [NCT02831959] is a phase 3 trial of stereotactic radiosurgery with or without TTFields therapy for patients with 1-10 brain metastases from NSCLC. 298 adult patients were enrolled in the trial and randomized to receive either TTFields therapy with supportive care or supportive care alone following SRS. Supportive care consisted of, but was not limited to, treatment with steroids, anti-epileptic drugs, anticoagulants, pain control or nausea control medications. Patients in both arms of the study were eligible to receive systemic therapy for their NSCLC at the discretion of their treating physician. Patients with known tumor mutations for which targeted agents are available were excluded from the trial. The primary endpoint of the METIS trial is time to first intracranial progression, as measured from the date of first SRS treatment to intracranial progression or neurological death (per RANO-BM criteria), whichever occurs first. Time to intracranial progression was calculated according to the cumulative incident function. Patient scans were evaluated by a blinded, independent radiologic review committee. Secondary endpoints include, but are not limited to, time to distant progression, time to neurocognitive failure, overall survival, time to second intracranial progression, quality of life and adverse events. Key secondary endpoints (time to neurocognitive failure, overall survival, and radiological response rate) were planned to be used in labeling claims, if successful. Patients were stratified by the number of brain metastases (1-4 or 5-10 metastases), prior systemic therapy, and tumor histology. Patients were allowed to crossover to the experimental TTFields therapy arm following confirmation of second intracranial progression.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of NovoCure Limited, dated March 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: March 27, 2024

By: /s/ Ashley Cordova
Name: Ashley Cordova
Title: Chief Financial Officer